Exhibit 99.3


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                             Third Point Partners Qualified LP
                                              390 Park Avenue
                                              New York, NY 10022


Date of Event Requiring Statement:            06/19/07
Issuer and Ticker Symbol:                     BioFuel Energy Corp. (BIOF)
Relationship to Issuer:                       10% Owner
Designated Filer:                             Daniel S. Loeb


TABLE I INFORMATION

Title of Security:                            Common Stock
Transaction Date                              06/19/07
Transaction Code                              P
Amount of Securities and Price                170,000 at $10.50 per share
Securities Acquired (A) or Disposed of (D)    A
Amount of Securities Beneficially Owned
     Following Reported Transactions          170,000
Ownership Form:                               D
Nature of Indirect Beneficial Ownership:      N/A


TABLE II INFORMATION

None.